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The Board of Directors
General American Capital Company:

We consent to the use of our report included herein in Post-Effective Amendment No. 12 to Registration
Statement on the S&P 500 Index, Money Market, Bond Index,
Managed Equity, Asset Allocation, International Index and
Mid-Cap Equity Funds of General American Capital Company.



                              /s/ KPMG Peat Marwick LLP
                              KPMG PEAT MARWICK LLP


St. Louis, Missouri
November 1, 1996


                                    C-20